UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): August 17, 2007
                               (August 17, 2007)

                           U.S. PHYSICAL THERAPY, INC.
             (Exact name of registrant as specified in its charter)

            Nevada                       1-11151                  76-0364866
--------------------------------         -------             -------------------
(State or other jurisdiction of      (Commission File          (I.R.S. Employer
 incorporation or organization)           Number)            Identification No.)


1300 West Sam Houston Parkway South, Suite 300, Houston, Texas          77042
---------------------------------------------------------------       ----------
           (Address of Principal Executive Offices)                   (Zip Code)

       Registrant's telephone number, including area code: (713) 297-7000


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

     U. S. Physical Therapy, Inc. (the "Company") will deliver a presentation on Tuesday, August 21, 2007 at the Noble Financial Two 007 Small Cap
Conference/Micro Cap Symposium being held at Charleston Place, Charleston, South Carolina. Lawrance McAfee, Executive Vice President and Chief Financial Officer, will address the conference.

     A copy of the presentation may be accessed on the Company's website, www.usph.com.

     The investor presentation contains certain non-GAAP financial measures as defined under Regulation G of the rules and regulations of the SEC. The non-GAAP financial measures contained in the presentation include a presentation of EBITDAEC. EBITDAEC equals net income before interest, taxes, amortization and depreciation and equity compensation expense. See the addendum included in the presentation for a reconciliation of net income to EBITDAEC. Management believes providing this non-GAAP financial information to investors is useful information for comparing the Company's period-to-period results.

     Pursuant to the rules of the Securities and Exchange Commission, the information contained in this report shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filings by the Company under such Act or the Securities Act of 1933, as amended.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               U.S. PHYSICAL THERAPY, INC.


Dated: August 17, 2007                         By:  /s/ LAWRANCE W. MCAFEE
                                                    ----------------------
                                                     Lawrance W. McAfee
                                                   Chief Financial Officer
                                          (duly authorized officer and principal
                                              financial and accounting officer)